As filed with the Securities and Exchange Commission on May 7, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BAUSCH HEALTH COMPANIES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	98-0448205 (I.R.S. Employer Identification No.)

2150 St. Elzéar Blvd. West Laval, Quebec Canada, H7L 4A8 (514) 744-6792 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
BAUSCH HEALTH COMPANIES INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
(Full Title of the Plan)
Christina Ackermann
Executive Vice President and General Counsel
Bausch Health Companies Inc.
c/o Bausch Health US, LLC
400 Somerset Corporate Blvd.
Bridgewater, NJ 08807
(866) 246-8245
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares, no par value	13,500,000	$16.98	$229,230,000	$29,754.06

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers Common Shares, no par value (“Common Shares”), of Bausch Health Companies Inc. (the “Company” or the “Registrant”) issuable pursuant to the Company’s Amended and Restated 2014 Omnibus Incentive Plan, as amended and restated effective as of April 28, 2020 (the “Plan”), and any additional Common Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a Common Share on the New York Stock Exchange on May 4, 2020.

(3) Rounded up to the nearest penny.

EXPLANATORY NOTE
This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 13,500,000 Common Shares that are issuable at any time or from time to time under the Plan.  Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on May 21, 2014 (Registration No. 333-196120) and August 10, 2018 (Registration No. 333-226786), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.
PART 1
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents previously filed with the Commission are incorporated herein by reference:

(a)   The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 19, 2020 (Registration No. 001-14956).

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020.

(c) The Company’s Current Reports on Form 8-K filed on February 19, 2020 (only the second Current Report filed on such date) and April 29, 2020.

(d)  The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A12B/A filed with the SEC on May 20, 2014 and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel
Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Certificate of Continuation, dated August 9, 2013, originally filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2013*
4.2
Notice of Articles of the Company, as of July 16, 2018, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 16, 2018, originally filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 13, 2013*

4.3
Articles of the Company, as of July 13, 2018 and dated August 8, 2013, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 16, 2018, originally filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on August 13, 2013*

5.1	Opinion of Osler, Hoskin & Harcourt LLP
23.1	Consent of PricewaterhouseCoopers LLP (U.S.)
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1
Bausch Health Companies Inc. Amended and Restated 2014 Omnibus Incentive Plan, effective as of April 28, 2020, originally filed as Exhibit A to the Company’s Management Proxy Circular and Proxy Statement on Schedule 14A filed on March 16, 2020*

_____________________________
*Incorporated herein by reference

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the township of Bridgewater, State of New Jersey, on May 7, 2020.

BAUSCH HEALTH COMPANIES INC.
By:	/s/ Joseph C. Papa
Joseph C. Papa
Chief Executive Officer
(Principal Executive Officer and Chairman of the Board of Directors)

BAUSCH HEALTH US, LLC, as Authorized Representative in the United States
By:	/s/ Christina M. Ackermann
Christina M. Ackermann
Executive Vice President and General Counsel on behalf of Bausch Health US, LLC

POWER OF ATTORNEY
The undersigned directors and officers of Bausch Health Companies Inc. hereby appoint each of Joseph C. Papa and Paul S. Herendeen as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph C. Papa	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 7, 2020
Joseph C. Papa
/s/ Paul S. Herendeen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2020
Paul S. Herendeen
/s/ Sam A. Eldessouky	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2020
Sam A. Eldessouky

/s/ Richard U. De Schutter	Director	May 7, 2020
Richard U. De Schutter

/s/ D. Robert Hale	Director	May 7, 2020
D. Robert Hale

/s/ Dr. Argeris N. Karabelas	Director	May 7, 2020
Dr. Argeris N. Karabelas

/s/ Sarah B. Kavanagh	Director	May 7, 2020
Sarah B. Kavanagh

/s/ John A. Paulson	Director	May 7, 2020
John A. Paulson

/s/ Robert N. Power	Director	May 7, 2020
Robert N. Power

/s/ Russel C. Robertson	Director	May 7, 2020
Russel C. Robertson

/s/ Thomas W. Ross, Sr.	Director	May 7, 2020
Thomas W. Ross, Sr.

/s/ Andrew C. von Eschenbach, M.D.	Director	May 7, 2020
Andrew C. von Eschenbach, M.D.

/s/ Amy B. Wechsler, M.D.	Director	May 7, 2020
Amy B. Wechsler, M.D.